UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
NEW CLEARWIRE CORPORATION
(to be renamed Clearwire Corporation)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2408571
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4400 Carillon Point Kirkland, Washington (Address of Principal Executive Offices)	98033 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered

Class A Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC
per share
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-153128
Securities to be registered pursuant to Section 12(g) of the Act: None

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 25, 2008

NEW CLEARWIRE CORPORATION
By:	/s/ Benjamin G. Wolff
	Name:	Benjamin G. Wolff
	Title:	Chief Executive Officer